Exhibit 10.1

                  EXCLUSIVE PURCHASING AND MARKETING AGREEMENT

THIS EXCLUSIVE MARKETING AGREEMENT ("Agreement") dated April 20, 2008 ("Effective Date"), is made and entered into by and between Easy Energy, Inc., with principal offices at United State Of America ("Seller"), and Al-Sadeef Trading company (Jordanian company no. 200015669) by Mr. Tahseen Jasim Hamadi & Mr. All Jasim Hamadi with principal offices at Amman-Jordan ("Buyer").

RECITALS

     A. Seller is a corporation having its principal office and place of business at USA, Seller is a corporation duly organized, validly existing and in good standing under the laws of the State of Nevada. USA, with the corporate power to own property and carry on its business as contemplated by this Agreement. Seller is engaged in the manufacture, marketing and sale of "YOGEN" ("Products") throughout the world.
     B. Buyer is an individual and/or corporation having its principal office and place of business at Amman- Jordan. Buyer is an individual and/or a corporation duly organized, validly existing, and in good standing under the laws of the State of Jordan, with the corporate power to own property and carry on its business as contemplated by this Agreement. Buyer is experienced in the marketing and distribution of products of similar nature as seller's products.
     C. Seller is desirous of having Buyer become the exclusive purchasing, marketing and sales representative for the Seller's products throughout the Territory (as defined below).
     D. The purpose of this Agreement is to set forth the respective rights, duties, obligations, and responsibilities of Seller and Buyer with respect to the marketing of seller's products throughout the Territory.

NOW THEREFORE, in consideration of recitals and the covenants and conditions contained in this Agreement, the parties mutually agree as follows:

I. DEFINITIONS

     A. Products - The term "Products" shall mean the products and services produced by Seller, namely the "YOGEN".
     B. Product Sales - the term "Product Sales" as used in this Agreement shall mean sales of Products to Customers.
     C. Product Price - the term "Product Price" as used in this Agreement shall mean the price for each Product set forth on Exhibit A.
     D. Territory - the term 'Territory" as used in this Agreement shall mean the Middle East, except for Tunisia, Morocco & Israel.
     E. Customers -- anyone who's willing to buy and/or use and/or sell Products within the Territory.

II. APPOINTMENT AND AUTHORITY

     A. Appointment. Subject to the terms and conditions set forth herein, Seller does hereby appoint Buyer as the exclusive purchasing, marketing and sales representative for Products specified in this Agreement in the Territory. Buyer hereby accepts such appointment.

     B. Exclusivity. In the event that Seller receives requests for purchase of or information relating to the Products from Customers from the
          Territory,  Seller  shall  forward  such  requests to Buyer.  Under no
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          circumstances  shall  Seller  fabricate  or  accept  an order  for the
          Products (1) from Customers, or (2) from any Person who Seller knows intends to resell the Products to Customers. Notwithstanding the above, in case orders for the Products are made by Customers via Seller's internet site, then such orders shall be credited to the Buyer.
     C. Conflict of Interest. Buyer warrants to Seller that neither Buyer nor any affiliate of Buyer currently represents or promotes any lines or products that directly compete with Products.
     D.   Independent   Contractors.   The  relationship  of  Seller  and  Buyer
          established by this Agreement is that of independent contractors, and nothing contained in this Agreement shall be construed to give either party the power to direct and control the day-to-day activities of the other or allow one party to create or assume any obligation on behalf of the other for any purpose whatsoever, except for (1) the marketing of Products in accordance with the terms of this Agreement; (2) the performance of other obligations specified in this Agreement. All financial obligations associated with Buyer's business are the sole responsibility of Buyer.

III. TERMS OF PURCHASING OF PRODUCTS BY BUYER

     A. Purchase Orders. This Agreement contemplates that Buyer shall submit purchase orders for Products (i) using E-mail, (ii) using written order forms, or (iii) otherwise. All such purchase orders are subject to Seller's acceptance, which acceptance shall not be unreasonably withheld or delayed.
     B. Terms and Conditions. All purchase orders for Products submitted by Customers during the term of this Agreement shall be subject to the terms and conditions of this Agreement.
     C. Product's Price Changes. The Products Price for each Product may be changed by Seller from time to time provided that Seller shall give Buyer sixty (60) days prior notice before the change in Products Prices becomes effective.
     D. Payments. Buyer will pay to Seller by transferring funds to Seller's account, by letter of credit issued by a bank acceptable to the Seller, or another method accepted by Seller, as following:

          a. Sum equal to the Products price multiplied by the number of Products ordered by Buyer shall be paid to the Seller by bank transfer to the Sellers bank account upon making such order.
          b.   The sides can amend these terms of Payment by written agreement.

IV. PURCHASE OF SELLER'S SHARES

     A.   Upon the signature of this  Agreement the Buyer (By Mr.  Tahseen & Mr.
          Ali) shall purchase from the Seller 80,000 restricted shares of the Seller at an aggregate sum of US$20,000 representing a price per share of US$0.25 ("RESTRICTED SHARES").
     B. The purchase of the Restricted Shares by the Buyer is a suspending condition for the effectuation of this Agreement.

V. BUYER'S RESPONSIBILITIES

     A. Sale By Buyer. Buyer shall purchase Products from Seller, at an amount of not Less than 300,000 units per year. ("Minimum Sales Quota").

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     B.   Compliance  with Laws and Good Commercial  Practices.  Buyer shall use its best efforts to promote and sell the Products for use only by qualified Customers in compliance with local laws and regulations and good commercial practice.

VI. SELLER'S RESPONSIBILITIES

     A. Current and Future Supply Of Products. In order to develop a coherent marketing strategy, Seller will make its best efforts to supply all of Buyer's orders as quickly as possible.
     B. Discounts. At the Seller's sole discretion, Seller may decide to grant the Buyer a reasonable discount on Product's Prices, Seller shall base its decision on the quantity of orders made by the Buyer.
     C. Manufacturing and Shipping. Seller shall use reasonable efforts to manufacture and ship the products within 90 business days after acceptance of the order. The acceptance shall be given within 24 hours after receiving an order.

VII. LIABILITY

     A. Except to the extent that by the law relating to this Agreement it is not lawful to exclude such liability, the Seller shall not be liable to the Buyer or to any other person for any loss or damage whatsoever and howsoever caused arising directly or indirectly in connection with the Products or any part or parts (including hardware and software thereof), its maintenance or otherwise. Notwithstanding the foregoing generality, the Seller expressly excludes liability for consequential loss or damage including but not limited to loss of profits, business, revenue, goodwill or anticipated savings.
     B. In the event that any exclusion of liability contained in this Agreement shall be held to be invalid for any reason and the Seller becomes liable for lose or damage that may be limited, such liability shall be limited to the price paid by the Buyer to the Seller for the Products or part or other item from which such loss or damage directly arose.
     C. The Distributor hereby undertakes to take out and maintain adequate insurance company approved by the Seller against liability which the Buyer or the Seller may incur to a Customer or any other person in connection with the Products or maintenance thereof. The Buyer shall on request by the Seller produce to the Seller the policy of such insurance, the premium receipt and insurance certificate.

VIII. COPYRIGHT, PATENTS, TRADE MARKS AND OTHER INTELLECTUAL PROPERTY RIGHTS.

     A. The Buyer acknowledges that any and all of the copyrights, trade marks, patents and other intellectual property right used or subsisting in or in connection with the Products (including hardware and software thereof) and all documentation and manuals relating thereto are and shall remain the sole property of the Seller or such other party as may be identified therein or thereon, and the Buyer shall not during or at any time after the expiry or termination of the this Agreement in any way question or dispute the ownership by the Seller or such other party of any such rights.
     B. The Buyer also acknowledges that such copyrights, trade marks, patents and other rights belonging to the Seller or such other party may only be used by the Buyer with the consent of the Seller and during the continuation of this Agreement. The Buyer undertakes to faithfully reproduce all copyright, trade marks and other legends as may appear in, on or in respect of the Products on all material or media whether

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          or not the  Buyer is  permitted  to  reproduce  the same or not.  Upon expiry or termination hereof the Buyer shall forthwith discontinue such use, without any right of compensation for such discontinuation.

          The Buyer shall not during or after the expiry or termination of this Agreement, without the prior written consent of the Seller, use or adopt any name, trade name, trading style or commercial designation that includes or is similar to or may be mistaken for the whole or any part of any trade mark, trade name, trading style or commercial designation used by the Seller.

IX. CONFIDENTIAL INFORMATION

The Seller has imparted and may from time to time impart to the Buyer certain confidential information relating to the Products, parts or sub-assemblies including hardware and software thereof, successor products or other Seller products or marketing or maintenance thereof (including technical specifications therefore) and the Buyer may otherwise obtain confidential information concerning the business and affairs of the Seller pursuant to this Agreement. The Buyer hereby agrees that it will use such confidential information solely for the purposes of this Agreement and that it shall not disclose, whether directly or indirectly, to any third party such information other than as required to carry out the purposes of this Agreement. In such cases the Buyer will, prior to any such disclosure, obtain from such third parties duly binding agreements to maintain in confidence the information to be disclose to the same extent at least as the Buyer is so bound to the Seller hereunder. The Buyer further agrees that on expiry or termination of this Agreement it shall not itself or through any subsidiary or agent sell, sub-license, market, distribute, manufacture or otherwise deal with the Products or any part or parts or sub-assemblies thereof or have the same manufactured for it through the use of any technical or confidential information supplied to it by the Seller or in any other way obtained by the Buyer pursuant to this Agreement. The forgoing provisions shall not prevent the disclosure or use by the Buyer of any information which is or hereafter through no fault of the Buyer becomes public knowledge or to the extent required by law.

X. COMMERCIAL AND TECHNICAL ASSISTANCE

The Seller may from time to time during the term of this Agreement, at the request and expense of the Buyer, render to the Buyer adequate commercial and technical assistance in connection with marketing and maintenance of the Products. Such additional assistance shall be at such times, for such duration and upon such other terms as the Seller shall determine. The cost of such assistance will be agreed in advance between the parties.

XI. MARKETING AND TECHNICAL INFORMATION

     A. The Buyer shall, prior to the execution of this Agreement and from time to time thereafter at regular intervals, prepare for the Sellers approval a marketing plan including proposed advertising material, the related costs and expenses therefore and the Buyers conditions of sale to customers.
     B. The Seller shall furnish to the Buyer one reproducible copy in the Seller's language of the relevant documentation and component lists that the Seller determines necessary to enable the Buyer to market, support and maintain the Products in the Territory.

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     C.   The Seller shall keep the Buyer informed of any changes,  additions or modifications  to such  documentation  and component lists that have a
          substantial  effect  on  performance,   cost  or  maintenance  of  the
          Products.
     D. The Buyer undertakes to return forthwith to the Seller all such documentations, drawings, data, technical and other information and any copies thereof upon expiry or termination of this Agreement.

XII. ADVERTISING

      The Buyer is obligated to advertise the Product throughout the Territory at its own expense according to a budget to be agreed upon between the parties. The Company shall participate in the Buyer's aforesaid advertising expenses, at a sum to be decided upon by the Company I and at the Company's sole discretion.

XIII. PRODUCT SALE PRICE

     A. The Buyer is aware that Company may set a minimal sale price for its Products to customers ("Set Price"). The Buyer is obligated not to sell any of the Company Products at a price which is less than such Set Price.
     B. In the event Company becomes aware that the Buyer has sold any products at a price which is lower than the Set Price, Buyer shall reimburse Company with the difference between the Company's Set Price and the actual price the products were sold.

XIV. WARRANTIES AND LIMITATION OF LIABILITY

     A. Seller Warranty Disclaimer. SELLER WARRANTS THAT QUALITY OF PRODUCTS WILL BE AS THE QUALITY OF SAMPLES WHICH WERE SENT TO BUYER AND SHALL GRANT A PRODUCTS WARRANTY FOR A PERIOD OF ONE YEAR FROM PRODUCTION ACCORDING TO THE PRODUCT WARRANTY PROVIDED BY SELLER.
     B. LIMITATION OF LIABILITY. BUYER SHALL NOT BE LIABLE FOR QUALITY OF PRODUCTS AND SHALL INFORM THE CUSTOMERS OF THE SELLER'S WARRANTY DISCLAIMER.
     C. EXCHANGE OF DEFECTIVE GOODS: IN CASE THE GOODS Received BY THE BUYER PROVE TO BE DEFECTIVE, SUCH GOODS WILL BE REPLACED BY THE SELLER.

XV. TERMINATION AND RENEWAL RIGHTS;

     A. Term. The term of the Agreement commences on the Effective Date and continues unless terminated as set forth below.
     B. Right of Buyer to Terminate Agreement for Convenience. Buyer shall have the right to terminate this Agreement at any time and for any reason upon ninety (90) days prior written notice to Seller.
     C. Right of Seller to Terminate Agreement for Buyer Failure to Meet Minimum Sales Quota.

          (1)  Seller's Termination Rights.

          Except as expressly provided otherwise below, Seller shall have the right to give written notice of termination of this Agreement to Buyer

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          within 60 days  after the end of any sales  period in which  Buyer has failed to meet the minimum sales quotas, which termination shall become effective 90 days after receipt by the defaulting party. In the event Seller provides such termination notice, Buyer has the right to correct its failure and meet Minimum Sales Quota of any sales period within 90 days, which action will void said termination notice.
     D. Mutual Right to Terminate for Cause. If either party is in default in the performance of any material provision of this Agreement, then the non- defaulting party shall have the right to terminate this Agreement by giving written notice to the defaulting party, said termination shall become effective 120 days after receipt by the defaulting party unless the defaulting party cures the breach within such 90 day period.
     E. Mutual Right to Terminate for Insolvency. At the discretion of the non-insolvent party, this Agreement shall terminate immediately upon notice to the other party (1) upon the institution by or against such other party of insolvency, receivership or bankruptcy proceedings or any other proceedings for the settlement of such party's debts, (2) upon such party making an assignment for the benefit of its creditors, or (3) upon such party's dissolution or ceasing to do business.

I. WARRANTIES AND REPRESENTATIONS

     A. Seller Representations. Seller warrants and represents that it has the authority and right to execute, enter into, and perform this Agreement and that it has no conflicting agreements which prevent it from fulfilling its responsibilities enumerated herein.
     B. Buyer Representations. Buyer warrants and represents that it has the authority and right to execute, enter into, and perform this Agreement and that it has no conflicting agreements which prevent it from fulfilling its responsibilities enumerated herein.
     C. Notices. Any notice, request, demand or other communication required or permitted to be given under this Agreement may be given by personal delivery in writing, by registered or certified mail, or e-mail. Notice shall be deemed complete on the date of actual receipt, or five
          (5) business days after mailing in the case of mailed notice. Said notices shall be mailed as follows:

          (1) In the case of Buyer, AL-SADEEF TRADING COMPANY to SADEEF_TR@YAHOO.COM or to such other person or address as Buyer may from time to time furnish to Seller in writing.
          (2) In the case of Seller to EASY ENERGY, INC. GYOFIR@EASY-ENERGY.BIZ, or to such other person or address as Seller may from time to time furnish to Buyer.

     D. Entire Agreement. This Agreement sets forth the entire agreement and understanding of the parties relating to the subject matter herein and merges all prior provisions between them. No modification of or amendment to this Agreement, nor any waiver of any rights under this Agreement, shall be effective unless in writing signed by the party to be charged.

     E. Assignment. This Agreement constitutes a personal contract and Buyer shall not be permitted to transfer or assign any rights or duties under this Agreement, or any part thereof, without the prior written consent of the other Seller, except that Buyer shall have the right to

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          assign any of its rights or duties  under this  Agreement to a company in Buyer's control which shall be established in the country of Iraq, providing the shareholders and/or members of such newly established company shall be the Buyer.
     F. Force Majeure. Nonperformance of either party shall be excused to the extent that performance is rendered impossible by strike, fire, flood, governmental acts or orders or restrictions, failure of suppliers, war, terrorism or any other reason where failure to perform is beyond the reasonable control of and is not caused by the negligence of the non-performing party.
     G. No Implied Waivers. The failure of either party at any time to require the performance by the other party of any provision hereof shall not affect in any way the full right to require such performance at any time thereafter, and the waiver by either party of a breach of any provision hereof shall not be taken or held to be a waiver of the provision itself.
     H. Controlling Law. This Agreement shall be governed by, and construed and interpreted in accordance with, the laws of the State of Nevada
          (USA) without reference to conflict of laws principles or statutory rules of arbitration. The courts within the State of Nevada (USA) shall have exclusive jurisdiction to adjudicate any dispute arising out of this Agreement.
     I. Severability. If any provision of this Agreement is or becomes or is held to be invalid or unenforceable, such provision shall be deemed amended to the narrowest extent necessary to conform to applicable laws so as to remain valid and enforceable or, if it cannot be so amended without materially altering the intentions of the parties hereto, it shall be stricken and the remainder of this Agreement shall remain in full force and effect.
     J.   Counterparts.   This   Agreement  may  be  executed  in  two  or  more
          counterparts, each of which shall be deemed an original and all of which together shall constitute one instrument.
     K. Headings. The section headings of this Agreement are for convenience of reference only and shall not be deemed to alter or affect any provision hereof.

EXECUTED on the date first above written.

Al-Sadeef Trading Company
("Buyer")


/s/ Tahseen Jasim Hamadi                        /s/ Ali Jasim Hamadi
--------------------------------                --------------------------------
Chief Executive Officer                         Chief Executive Officer
Mr. Tahseen Jasim Hamadi                        Mr. Ali Jasim Hamadi


Easy Energy, Inc
("Seller")


/s/ Guy Ofir                                    /s/ Emanuel Cohen
--------------------------------                --------------------------------
Guy Ofir, President.                            Emanuel Cohen, Director

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                               Attached: EXHIBIT A

LIST OF PRODUCTS, SERVICES AND PRICES:EXHIBIT A Products:

Products: "YoGen" .


Price:

Manufacture price of the products as provided by the seller + 30%. Including all shipment expenses incurred by the Seller.


/s/ Guy Ofir
--------------------------------
Mr. Guy Ofir

Easy Energy, Inc

By Mr. Guy Ofir, Presidents

PRICE:

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